EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference of our report dated March 1, 1996 relating to the December 31, 1995 and 1994 financial statements of Southern Capital Corp. and subsidiary which is a wholly-owned subsidiary of Firstmark Corp., appearing in this Current Report on Form 8-KA of Firstmark Corp.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Richmond, Virginia
August 21, 1996